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                                                                     Exhibit 4.1

May 16, 2005

AETHLON MEDICAL, INC.
7825 Fay Avenue, Suite 200
La Jolla, CA 92037

RE:      Convertible Promissory Note

Dear ladies and gentleman:

The undersigned, FUSION CAPITAL FUND II, LLC ("Fusion"), hereby purchases (1) a $30,000 Convertible Promissory Note (the "Note") of AETHLON MEDICAL INC., a Nevada corporation (the "Company") in the form attached hereto as EXHIBIT A and
(2) a common stock purchase warrant (the "Warrant") in the form attached hereto as EXHIBIT B to purchase 300,000 fully paid and non-assessable shares of the Company's common stock for a purchase price of $0.25 per share. The aggregate purchase price for the Note and the Warrant shall be THIRTY THOUSAND DOLLARS ($30,000).

The shares underlying the Note and the Warrant shall be granted customary "piggyback" registration rights.

Fusion acknowledges that it is an accredited investor and has sufficient experience in business and financial matters to be able to evaluate the risks of an investment in the Note and in the common stock of the Company, that the securities to be issued are "restricted securities" and that Fusion is purchasing the securities for its own account for investment purposes and not with a view to resale or distribution of the securities.

Please indicate your acceptance of the foregoing by signing this letter agreement below.

                                               Very truly yours,

                                               FUSION CAPITAL FUND II, LLC
                                               BY: FUSION CAPITAL PARTNERS, LLC
                                               BY: SGM HOLDINGS CORP.

                                               By:_______________________
                                               Name: Steven G. Martin
                                               Title: President
Acknowledged and agreed to this
16th day of May, 2005

AETHLON MEDICAL, INC.
By:______________________
Its:______________________